Exhibit 99.2

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

(AS ADOPTED ON AUGUST 31, 2018)

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

ARTICLE 1.    INTRODUCTION.

The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the IPO Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares and Restricted Stock Units, any of which may be structured as performance-based awards. Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2.    ADMINISTRATION.

2.1    General. The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable). The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee. The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2    Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3    Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and Awards granted under the Plan, (d) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (f) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so.

2.4    Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

2.5    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

3.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) the number of Common Shares reserved under the Predecessor Plan that are not issued or subject to outstanding awards under the Predecessor Plan on the IPO Date, (b) any Common Shares subject to outstanding awards under the Predecessor Plan on the IPO Date that subsequently are forfeited, expire or lapse unexercised or unsettled, as applicable, and Common Shares issued pursuant to awards granted under the Predecessor Plan that are outstanding on the IPO Date and that are subsequently forfeited to or repurchased by the Company, and (c) the additional Common Shares described in Articles 3.2 and 3.3; provided, however, that no more than 39,000,000 Common Shares shall be added to the Plan pursuant to clauses (a) and (b). The number of Common Shares that are subject to Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2    Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on February 1, 2019 and ending on (and including) February 1, 2028, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 5% of the total number of Common Shares actually issued and outstanding on the last day of the preceding fiscal year, (b) 7,500,000 of Common Shares (subject to adjustment pursuant to Article 9.1 below), or (c) a number of Common Shares determined by the Board. Notwithstanding the foregoing, the Board retains the right in its sole discretion to forego an increase for any fiscal year following an annual review by the Board of the share reserve of the Plan.

3.3    Shares Returned to Reserve. To the extent that Options, SARs, Restricted Stock Units or other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Awards shall again become available for issuance under the Plan. If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision (including pursuant to Article 11.5), repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.4    Awards Not Reducing Share Reserve. To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5    Code Section 422 and Other Limits. Subject to adjustment in accordance with Article 9:

(a)    The grant date fair value of Awards granted to an Outside Director during any one fiscal year of the Company, together with the value of any cash compensation paid to the Outside Director apart from this Plan during such fiscal year, may not exceed $750,000 (on a per-Director basis); provided however that the limitation that will apply in the fiscal year in which the Outside Director is initially appointed or elected to the Board shall instead be $1,000,000. For purposes of this limitation, grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes.. For the sake of clarity, Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count towards this limitation.

(b)    The maximum number of shares that may be issued under the Plan upon the exercise of ISOs shall equal the share number stated in the proviso of the second sentence of Article 3.1 (subject to adjustment pursuant to Article 9).

ARTICLE 4.    ELIGIBILITY.

4.1    Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2    Other Awards. Awards other than ISOs may be granted to both Employees and other Service Providers.

ARTICLE 5.    OPTIONS.

5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination of such conditions. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5.5    Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6    Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.7    Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8    Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)    Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)    By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)    Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d)    Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.    STOCK APPRECIATION RIGHTS.

6.1    SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2    Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

6.5    Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6    Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7    Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

ARTICLE 7.    RESTRICTED SHARES.

7.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

7.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

7.5    Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Shares.

ARTICLE 8.    RESTRICTED STOCK UNITS.

8.1    Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2    Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

8.3    Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. A Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4    Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

8.5    Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

8.6    Death of Recipient. Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7    Modification or Assumption of Restricted Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Stock Unit.

8.8    Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 9.    ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made to the following:

(a)    The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.2;

(b)    The number and kind of shares covered by each outstanding Option, SAR and Restricted Stock Unit; and/or

(c)    The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. For the sake of clarity, a stock split, if any, conducted in connection with an initial public offering of the Company’s common stock shall trigger an adjustment under this paragraph.

9.2    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3    Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)    The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b)    The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c)    The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d)    In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

(e)    The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. If the Spread applicable to a Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f)    The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Unless an Award Agreement provides otherwise, each outstanding Award held by a Participant who remains a Service Provider as of the effective time of a merger, consolidation or Change in Control (other than one described in Article 14.6(d)) (a “Current Participant”) shall become fully vested and, if applicable, exercisable immediately prior to the effective time of the transaction. However the prior sentence shall not apply, and an outstanding Award shall not become vested and, if applicable, exercisable, if and to the extent the Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above. In addition, the prior two sentences will not apply to a Award held by a Participant who is not a Current Participant, unless an Award Agreement provides otherwise or unless the Company and the acquirer agree otherwise.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time a Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s service following a transaction.

Any action taken under this Article 9.3 shall either preserve a Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.    OTHER AWARDS.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of Awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.    LIMITATION ON RIGHTS.

11.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2    Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4    Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative

11.5    Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

11.6    Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.    TAXES.

12.1    General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3    Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the

Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.4    Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.    FUTURE OF THE PLAN.

13.1    Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below. The Plan shall terminate automatically 10 years after the date when the Board adopted the Plan.

13.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3    Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14.    DEFINITIONS.

14.1    “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3    “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share award, a Restricted Stock Unit award or another form of equity-based compensation award.

14.4    “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5    “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6    “Change in Control” means:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)    The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)    Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.7    “Code” means the Internal Revenue Code of 1986, as amended.

14.8    “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.9    “Common Share” means one share of the Company’s common stock.

14.10    “Company” means Anaplan, Inc., a Delaware corporation.

14.11    “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12    “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.14    “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.15    “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

14.16    “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of the Common Shares to the public.

14.17    “ISO” means an incentive stock option described in Code Section 422(b).

14.18    “NSO” means a stock option not described in Code Sections 422 or 423.

14.19    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.20    “Optionee” means an individual or estate holding an Option or SAR.

14.21    “Outside Director” means a member of the Board who is not an Employee.

14.22    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.23    “Participant” means an individual or estate holding an Award.

14.24    “Plan” means this Anaplan, Inc. 2018 Equity Incentive Plan, as amended from time to time.

14.25    “Predecessor Plan” means the Company’s 2012 Stock Plan.

14.26    “Restricted Share” means a Common Share awarded under the Plan.

14.27    “Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.28    “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.29    “Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

14.30    “SAR” means a stock appreciation right granted under the Plan.

14.31    “SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.32    “Securities Act” means the Securities Act of 1933, as amended.

14.33    “Service Provider” means any individual who is an Employee, Outside Director or Consultant.

14.34    “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.35    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date

14.36    “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the applicable exchange listing requirements.

Rules of the Anaplan, Inc. 2018 Equity Incentive Plan

for the Grant of French-Qualified RSUs

1.	Introduction.

The Board of Directors (the “Board”) of Anaplan, Inc. (the “Company”) has established the Anaplan, Inc. 2018 Equity Incentive Plan, as amended (the “U.S. Plan”), which has been approved by the stockholders of the Company on September 28, 2018, for the benefit of certain persons, including Employees, Outside Directors and Consultants of the Company, its Parent, any Subsidiary or Affiliate, including its French Subsidiaries and Affiliates of which the Company holds directly or indirectly at least 10% of the outstanding share capital (each a “French Entity” and collectively the “French Entities”).

Article 2 of the U.S. Plan specifically authorizes the Board or a Committee appointed by the Board to administer the U.S. Plan (the “Administrator”) to make, amend and rescind rules relating to the U.S. Plan and Awards granted under the U.S. Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws. The Administrator has determined that it is advisable to establish a French sub-plan to the U.S. Plan for the purpose of permitting Restricted Stock Units (“RSUs”) granted to Employees of French Entities to qualify for the special tax and social security treatment available for such grants in France. The Administrator, therefore, hereby establishes rules under the U.S. Plan for the purpose of granting RSUs which qualify for the special tax and social security treatment in France applicable to RSUs granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (“French-Qualified RSUs”), to qualifying persons who are resident in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).

The terms of the U.S. Plan, as set out in the Appendix hereto, shall, subject to the modifications in the following rules, constitute the Rules of the Anaplan, Inc. 2018 Equity Incentive Plan for the grant of French-Qualified RSUs (the “French RSU Plan”).

Under the French RSU Plan, qualifying Employees will be granted French-Qualified RSUs only as defined in Section 2 hereunder. The provisions of the U.S. Plan permitting the grant and acquisition of Common Shares (other than pursuant to the vesting of RSUs) are not applicable to grants made under this French RSU Plan.

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2.	Definitions.

Capitalized terms used but not defined in this French RSU Plan shall have the meanings ascribed to such terms in the U.S. Plan. The terms set forth below shall have the following meanings:

a.

The term “Closed Period” shall mean, in relation to French-Qualified RSUs, a closed period as set forth in Section L. 225-197-1 of the French Commercial Code, as amended, which applies to listed companies only (after the Company has completed an initial public offering of its stock such that the Common Shares are publicly traded on a recognized exchange), and includes:

(i)	the ten-trading day period before and the three-trading day period after the disclosure to the public of the consolidated financial statements or the annual statements of the Company; and

(ii)

the period as from the date the corporate management of the Company becomes aware of information that could, if it were disclosed to the public, have a material effect on the trading price of the Common Shares, until 10 trading days after the day such information is disclosed to the public.

If, after adoption of the French RSU Plan, the French Commercial Code is amended to modify the definition and/or applicability of the Closed Periods to French-Qualified RSUs, such amendments shall become applicable to any French-Qualified RSUs granted under the French RSU Plan to the extent required or permitted under French law.

a)    The term “Disability” shall mean disability as defined under categories 2 and 3 of Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

(a)    The term “Grant Date” shall mean the date on which the Administrator both:

(i)	approves the RSUs to be granted to a French Participant; and

(ii)

specifies the materials terms and conditions of the French-Qualified RSUs, including the number of Common Shares, the vesting conditions and any restrictions on the transferability of the Common Shares subject to the French-Qualified RSUs.

(b)    The term “RSUs” shall mean an unfunded and unsecured promise by the Company to issue Common Shares on a future date under specified conditions. Dividend and voting rights will not apply until the issuance of Common Shares after vesting of the RSUs. French-Qualified RSUs may not be settled in cash.

3.	Eligibility.

(a)    French-Qualified RSUs may be granted only to Employees or, after the Company has completed an initial public offering of its stock such that the Common Shares are publicly traded on a recognized exchange, to corporate officers who hold less than ten percent (10%) of the share capital of the Company.

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(b)    Subject to Section 3(c) below, the following persons shall be eligible to receive, at the discretion of the Administrator, French-Qualified RSUs under the French RSU Plan, provided they also satisfy the eligibility conditions of Article 4 of the U.S. Plan:

(i)

any French Participant who, on the Grant Date and to the extent required under French law, is (A) employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity, or (B) after the Company has completed an initial public offering of its stock such that the Common Shares are publicly traded on a recognized exchange, a managing corporate officer (as described in 3(c) below) of a French Entity, and

(ii)

to the extent permissible under French tax and social security laws, including guidelines and tax or social security rulings issued by French tax and social security authorities, any individual who is otherwise employed by the Company, a Parent, a Subsidiary or an Affiliate even if the individual is not a French tax resident and/or subject to the French social security contribution regime on the Grant Date but who may be considered (as determined by the Administrator in its sole discretion) as a French Participant for purposes of the French RSU Plan.

(c)    After the Common Shares become publicly traded on a recognized exchange, French-Qualified RSUs may not be issued to corporate officers of a French Entity other than the managing corporate officers (i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed under the terms of an employment contract (“contrat de travail”) by a French Entity, as defined by French law and in accordance with applicable French rules, and is otherwise eligible to receive RSUs pursuant to the U.S. Plan.

(d)    Notwithstanding any provision in this French RSU Plan, French-Qualified RSUs may not be issued under this French RSU Plan to French Participants who own more than 10% of the Company’s share capital. Grants of French-Qualified RSUs under this French RSU Plan will not result in any French Participant owning more than 10% of the Company’s share capital.

(e)    The aggregate number of Common Shares underlying French-Qualified RSUs shall not exceed 10% of the Company’s share capital.

4.	Modifications to Terms and Conditions of RSUs.

Notwithstanding any provision in the U.S. Plan, the terms and conditions of the French-Qualified RSUs (e.g., number of underlying Common Shares and vesting conditions) may not be modified after the Grant Date, except as provided in Section 8 of

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this French RSU Plan, or as otherwise in keeping with French law applicable to French-Qualified RSUs. Any other modification permitted under the U.S. Plan may result in the RSUs no longer qualifying as French-Qualified RSUs.

5.	Vesting of French-Qualified RSUs.

Subject to Section 7, Common Shares underlying the French-Qualified RSUs shall not be delivered to the French Participants after vesting of the French-Qualified RSUs prior to the expiration of the minimum mandatory vesting period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the special French tax and social security regime.

6.	Holding of Common Shares.

Subject to Section 7, the Common Shares issued pursuant to the French-Qualified RSUs granted to French Participants may be subject to a minimum mandatory holding period pursuant to Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code and the French Social Security Code, as amended, to benefit from the special French tax and social security regime, even if the French Participant is no longer an Employee or corporate officer of a French Entity, the Company or any other Parent, Subsidiary or Affiliate.

In addition to this restriction upon the sale or transfer of Common Shares issued to French Participants, the Common Shares may not be sold or transferred during a Closed Period so long as Closed Periods are applicable to Common Shares underlying French-Qualified RSUs.

7.	Death and Disability.

In the event of a French Participant’s death, all French-Qualified RSUs held by the French Participant at the time of death immediately shall become vested and transferable to the French Participant’s heirs, unless vesting of such French-Qualified RSUs is also subject to performance-vesting conditions in which case the RSU Award Agreement delivered to the French Participant may provide that the underlying Common Shares will not become vested and transferable to the French Participant’s heirs unless and until the performance vesting conditions are satisfied. When the underlying Common Shares become transferable, the Company shall issue the underlying Common Shares to the French Participant’s heirs at their request, provided the heirs request such issuance within six months following the death of the French Participant. If Common Shares are not requested by the heirs within such six-month period, any outstanding French-Qualified RSUs shall be forfeited. The French Participant’s heirs shall not be subject to the minimum mandatory vesting period set forth in Section 5 above or the minimum mandatory holding period set forth in Section 6 above, if any.

If a French Participant ceases to be employed by reason of his or her Disability, the RSU Award Agreement may provide that all or a portion of French-Qualified RSUs then outstanding shall vest immediately and the Common Shares underlying such

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French-Qualified RSUs shall be issued to the French Participant. Upon termination due to Disability, a French Participant shall not be subject to the minimum mandatory vesting period set forth in Section 5 above or the minimum mandatory holding period set forth in Section 6 above, if any.

8.	Adjustments Upon Changes in Capital Structure and Corporate Transaction.

In the event of a change in capital structure or corporate transaction as set forth in Article 9 of the U.S. Plan, adjustments to the terms and conditions of the French-Qualified RSUs and/or the underlying Common Shares may be made only in accordance with the U.S. Plan and pursuant to applicable French legal and tax rules.

Nevertheless, the Administrator may, in its sole discretion, determine to make adjustments in the case of a transaction for which adjustments are not expressly authorized under French law, in which case the RSUs may no longer qualify as French-Qualified RSUs.

Assumption or substitution of RSUs in the case of a corporate transaction as set forth in Article 9.3 of the U.S. Plan, as well as an acceleration of the vesting or holding period (if any) of the French-Qualified RSUs, cancellation of French-Qualified RSUs for a cash payment or any other mechanism implemented upon such corporate transaction, or in any other event, may result in the RSUs no longer qualifying as French-Qualified RSUs.

9.	Disqualification of the RSUs.

If the RSUs and/or underlying Common Shares are modified, adjusted or administered in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law or by decision of the Company’s stockholders, the Board or the Administrator, and the modification, adjustment or administration is contrary to the terms and conditions of this French RSU Plan, the RSUs may no longer qualify for the special tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.

If the RSUs no longer qualify as French-Qualified RSUs, the Administrator may, provided it is authorized to do so under the U.S. Plan, and in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or to the sale or transfer of the Common Shares underlying the RSUs, which may have been imposed under the French RSU Plan and/or in the applicable RSU Award Agreement in order to achieve the special tax and social security treatment for French-Qualified RSUs.

In the event that any RSUs and/or underlying Common Shares cease to qualify for the special tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, the French Participant shall become responsible for all taxes and/or social security contributions that he or she is required to pay in connection with such RSUs and/or underlying Common Shares.

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10.	Interpretation.

It is intended that RSUs granted under the French RSU Plan shall qualify for the special tax and social security treatment applicable to RSUs granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made by the Company to maintain such status.

The terms of the French RSU Plan shall be interpreted in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by the French tax and social security administrations and subject to the fulfillment of any applicable legal, tax and reporting obligations.

Certain corporate transactions or certain modifications or changes to the terms of the RSUs may impact the qualification of the RSUs and/or underlying Common Shares for the special regime in France.

In the event of any conflict between the provisions of the French RSU Plan and the U.S. Plan, the provisions of this French RSU Plan shall control for any grants of RSUs made thereunder to French Participants.

11.	Employment Rights.

The adoption of this French RSU Plan shall not confer upon the French Participants or any Employees of a French Entity any employment rights, shall not be construed as a part of any employment contract that a French Entity has with its Employees and shall not create any employment relationship with the Company.

12.	Non-Transferability.

Notwithstanding any provision in the U.S. Plan to the contrary and, except in the case of death or Disability, and in accordance with applicable laws, the French-Qualified RSUs shall not be assigned, pledged, hedged, exchanged or transferred to any third party.

13.	Amendments.

Subject to the terms of the U.S. Plan, the Administrator reserves the right to amend or terminate the French RSU Plan at any time in accordance with applicable French law.

14.	Effective Date.

This French RSU Plan was adopted by the Board on October 11, 2018, and approved by the Company’s stockholders of the U.S. Plan on September 28, 2018. This French RSU Plan became effective following board approval.

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Appendix

[U.S. Plan]

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ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

GLOBAL NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted Restricted Stock Units (“RSUs”), each representing the right to receive one share of common stock of Anaplan, Inc. (the “Company”) on the following terms:

Name of Recipient:	«Name»

Total Number of RSUs Granted:	«TotalRSUs»

Date of Grant:	«DateGrant»

Vesting Commencement Date:	«Vesting Commencement Date»

Vesting Schedule:	The RSUs shall vest in installments as follows: (i) all of the Initial Installment RSUs shall vest if you remain in continuous service as an Employee or Consultant (“Service”) through the Initial Installment Date and (ii) 1/12th of the Subsequent Installment RSUs shall vest on each of the next twelve successive Quarterly Installment Dates after the Initial Installment Date if you remain in continuous Service on each such Quarterly Installment Date. In addition, the RSUs may become vested on an accelerated basis, as provided in the Global Restricted Stock Unit Agreement.

You and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Global Restricted Stock Unit Agreement, including any special terms and conditions for your country included in the appendix attached thereto (the “Appendix” and, together with the Global Restricted Stock Unit Agreement, the “Agreement”), both of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan or the Agreement.

The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan, future RSUs that may be awarded under the Plan and all other documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

In addition, by indicating acceptance of this award through the Company’s online acceptance procedure, you acknowledge that: (a) you have received, and understand and agree to the terms of, this Global Notice of Restricted Stock Unit Award (this “Grant Notice”), the Agreement, and the Plan (including any exhibits to each document), (b) you accept this award on the terms and conditions set forth in this Grant Notice, the Agreement and the Plan (including any exhibits to each document), and (c) this Grant Notice, the Agreement and the Plan (including any exhibits to each document) set forth the entire understanding between you and the Company regarding the rights to acquire the shares subject to this award and supersede all prior oral and written agreements with respect thereto.

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Grant of RSUs

Subject to all of the terms and conditions set forth in the Global Notice of Restricted Stock Unit Award (the “Grant Notice”), this Global Restricted Stock Unit Agreement, including any special terms and conditions for your country included in the appendix attached hereto (the “Appendix” and, together with the Global Restricted Stock Unit Agreement, this “Agreement”) and the Plan, the Company has granted to you the number of RSUs set forth in the Grant Notice.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

Nature of RSUs	The RSUs are bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of common stock on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.

Payment for RSUs	No payment is required for the RSUs that you are receiving.

Vesting

The RSUs vest in accordance with the vesting schedule set forth in the Grant Notice.

In addition, the RSUs shall vest in full if the Company is subject to certain corporate transactions before your Service terminates and the RSUs are not continued, assumed or substituted with a new award as set forth in Article 9.3 of the Plan.

Notwithstanding the foregoing, if you are, or become, eligible for more favorable vesting acceleration provisions pursuant to a written agreement with the Company (an “Outside Agreement”), the more favorable terms in such Outside Agreement shall apply instead of the acceleration terms in this Agreement.

No additional RSUs will vest after your Service has terminated for any reason except as set forth in this Agreement or an Outside Agreement, to the extent you are eligible for benefits thereunder.

Forfeiture	If your Service terminates for any reason, then the RSUs will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination of your Service. This means that any RSUs that have not vested under this Agreement will be cancelled immediately. You receive no payment for RSUs that are forfeited. The Company determines when your Service terminates for all purposes of the RSUs.

For purposes of the RSUs, your Service will be considered terminated as of the date you are no longer providing active services to the Company, its Parent or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment agreement or service, if any) and will not be extended by any notice period (e.g. your period of Service will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or service agreement, if any). The Administrator shall have exclusive discretion to determine when your Service terminates for purposes of this award (including when you are no longer considered to be providing Service while on a leave of absence).

Leaves of Absence and Part-Time Work

For purposes of the RSUs, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company, its Parent or one of its Subsidiaries or Affiliates in writing or as long as your right to re-employment is guaranteed by contract or applicable law (“Approved Leave”). However, your Service terminates when the Approved Leave ends, unless you immediately return to active work.

If you go on an unpaid leave of absence that lasts more than 30 days, then, to the extent permitted by applicable law, the vesting schedule specified in the Grant Notice will be suspended on the 31st day of such unpaid leave, and this award will not vest with respect to any additional RSUs during the remainder of such leave. Vesting will resume when you return to active Service. If you go on a paid leave of absence, the vesting schedule specified in the Grant Notice may be adjusted and/or suspended by the Company, to the extent permitted by applicable law.

If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule, to the extent permitted by applicable law.

Settlement of RSUs

Each RSU will be settled reasonably promptly after it vests (unless you and the Company have agreed in writing to a later settlement date pursuant to procedures the Company may prescribe at its discretion); provided that settlement shall in all events occur within the “short term deferral period” as defined under Section 409A of the Code.

At the time of settlement, you will receive one share of the Company’s common stock for each vested RSU.

No fractional shares will be issued upon settlement.

Section 409A

Unless you and the Company have agreed to a deferred settlement date (pursuant to procedures that the Company may prescribe at its discretion), settlement of these restricted stock units is intended to be exempt from the application of Code Section 409A pursuant to Treasury Regulation 1.409A-1(b)(4) and shall be administered and interpreted in a manner that complies with such exception.

Notwithstanding the foregoing, if it is determined that settlement of the RSUs is not exempt from Code Section 409A and the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), then this paragraph will apply. If this paragraph applies, and the event triggering settlement is your “separation from service,” then any RSUs that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death.

Each installment of RSUs that vests is hereby designated as a separate payment for purposes of Code Section 409A.

No Voting Rights or Dividends	The RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until the RSUs are settled by issuing shares of the Company’s common stock.

RSUs Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any RSUs. For instance, you may not use the RSUs as security for a loan. In addition, regardless of any marital property settlement agreement, the Company is not obligated to recognize your former spouse’s interest in the RSUs in any way.

Beneficiary Designation	You may dispose of the RSUs in a written beneficiary designation, if authorized by the Company and to the extent such designation is valid under applicable laws. Any beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation, if the beneficiary designation is not valid or if none of your designated beneficiaries survives you, then your estate will receive any vested RSUs that you hold at the time of your death.

Responsibility for Taxes	Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”) it is the Company’s best estimate, and you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company and/or the Employer. You further acknowledge that neither the Company nor the Employer: (1) make any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the issuance of shares upon vesting of the RSUs, the subsequent sale of shares acquired pursuant to such vesting or the receipt of any dividends; nor (2) commit to or are under any obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer to satisfy any withholding obligations with regard to Tax-Related Items by one or a combination of the following: (a) withholding from your wages or other compensation payable to you by the Company and/or the Employer, (b) withholding shares of Company common stock otherwise issuable in connection with the vesting of the RSUs, (c) withholding from proceeds of the sale of shares acquired upon vesting either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent), or (d) any other method determined by the Administrator to be in compliance with applicable laws; provided, however, that if you are a Company officer subject to Section 16 of the Exchange Act, then the Tax-Related Items will be satisfied by withholding in shares of Company common stock, unless otherwise determined in advance by the Board.

The Company may withhold or account for Tax-Related Items by considering the statutory withholding amount or other withholding rates, including maximum rates in your jurisdiction(s), in which case you will receive a refund of any sales proceeds in excess of the estimated tax liability following a sell to cover transaction, and will have no entitlement to the equivalent in shares.

If the withholding obligation for Tax-Related Items is satisfied by withholding in shares of Company common stock, for tax purposes, you will be deemed to have been issued the full number of shares subject to the RSUs, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and/or deliver the shares of Company common stock or proceeds from the sale of shares of Company common stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

Restrictions on Issuance / Compliance with Law	Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the shares of Company common stock, the Company shall not be required to issue any shares to you prior to the completion of any registration or qualification of the shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Company’s shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend this Agreement with your consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares.

Restrictions on Resale	You agree not to sell any shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify. You further agree to comply with the Company’s Insider Trading Compliance Policy when selling shares of the Company’s common stock.

Nature of Grant	In accepting the RSUs, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and the Company may amend, modify, suspend or terminate the Plan at any time, to the extent permitted by the Plan; (b) the grant of the RSUs is exceptional, voluntary and occasional, and does not create any contractual or other right to receive future grants of RSUs or benefits in lieu of RSUs, even if RSUs have been granted in the past; (c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company; (d) neither your award nor this Agreement alters the at-will nature of your relationship if you are a U.S. employee, or alters the right of the Employer to terminate your Service relationship at any time pursuant to applicable laws if you are an employee outside the U.S.; (e) neither the RSUs nor this Agreement gives you the right to remain retained by the Company, its Parent or any Subsidiary or Affiliate in any capacity; (f) if you are not providing services to the Company, the RSU grant does not establish an employment or other service relationship with the Company; (g) you are voluntarily participating in the Plan; (h) the RSUs and the shares of Company common stock subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation; (i) the RSUs and the shares of Company common stock subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (j) the future value of the shares of Company common stock subject to the RSUs is unknown, indeterminable, and cannot be predicted with certainty; (k) no claim or entitlement to compensation or damages shall arise from the forfeiture of the RSUs resulting from the termination of your Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where you are employed or otherwise rendering service, or the terms of your employment or service agreement, if any); (l) unless otherwise agreed with the Company, the RSUs and the shares of Company common stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of any Parent, Subsidiary or Affiliate; (m) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Company common stock; and (n) the following provisions shall be applicable only to employees outside the U.S.: (i) the RSUs and Company shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose; and (ii) neither the Company, the Employer, nor any other Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you upon vesting or the subsequent sale of shares of Company common stock acquired under the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of the RSUs will be adjusted pursuant to the Plan.

Appendix	Notwithstanding any provisions in this Global Restricted Stock Unit Agreement, the RSUs shall be subject to any special terms and conditions in your country set forth in the Appendix attached hereto. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

No Advice Regarding Grant	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or the acquisition or sale of shares of Company common stock.

You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Insider Trading/Market Abuse Laws	You understand that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States, your country and the broker’s country, which may affect your ability, directly or indirectly, to purchase or sell, or attempt to sell or otherwise dispose of shares, rights to shares (RSUs), or rights linked to the value of shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations prohibit the cancellation or amendment of orders you placed before possessing the inside information. Furthermore, you understand that you may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to restrictions that may apply to you under the Company’s Insider Trading Compliance Policy. It is your responsibility to comply with the Company’s Insider Trading Compliance Policy and any applicable legal or regulatory trading restrictions. You should consult with your personal legal advisor on this matter.

Foreign Asset/Account Reporting Requirements	If you reside in a country outside the U.S., there may be certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares or cash received from participating in the Plan (including from any dividends paid on shares of Company common stock) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country within a certain time after receipt. It is your responsibility to comply with such regulations and you should speak to your personal legal advisor on this matter.

Language	You acknowledge that you are sufficiently proficient in English or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other document(s) related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Effect of Significant Corporate Transactions	If the Company is a party to a merger, consolidation, or certain change in control transactions, then the RSUs will be subject to the applicable provisions of Article 9 of the Plan, provided that any action taken must either (a) preserve the exemption of the RSUs from Code Section 409A or (b) comply with Code Section 409A.

Recoupment Policy	This award, and the shares acquired upon settlement of this award, shall be subject to any Company recoupment or clawback policy in effect from time to time.

Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in the Plan and on any shares of Company common stock acquired under the Plan, if the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Governing Law; Venue	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Severability	The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

Waiver	You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by your or any other Participant.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement, [any Outside Agreement] and the Grant Notice constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded.

Definitions	“Initial Installment RSUs” shall equal the product of one forty-eighth (1/48th) of the Total Number of RSUs multiplied by each full calendar month (i.e., the first day of a calendar month through the last day of such month) of continuous Service you complete beginning on the Vesting Commencement Date through the Initial Installment Date (and, for purposes of this determination, the month in which your Vesting Commencement Date occurs shall be deemed a full calendar month of Service if such month is March, June, September or December and your Vesting Commencement Date occurred during the first ten days of that month).

“Initial Installment Date” means the first Quarterly Installment Date that occurs on or after you complete 12 months of continuous Service following the Vesting Commencement Date.

“Quarterly Installment Date” shall mean each March 10, June 10, September 10 and December 10, as applicable.

“Subsequent Installment RSUs” shall equal the Total Number of RSUs (as set forth in the Notice of Restricted Stock Unit Award) minus the number of Initial Installment RSUs.

BY ACCEPTING THIS RSU AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT AND IN THE PLAN.

APPENDIX

TO THE

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Global Notice of Restricted Stock Unit Award and Global Restricted Stock Unit Agreement (collectively, the “RSU Agreement”).

Terms and Conditions

This Appendix includes special terms and conditions that govern the RSUs if you reside and/or work in one of the countries listed herein. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after receiving the grant of the RSUs, or you are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to you.

Notifications

This Appendix also includes information regarding taxes and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of September 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time you vest in the RSUs or sell shares of Company common stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your personal situation.

If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the grant of the RSUs, or you are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you in the same manner.

ALL COUNTRIES OUTSIDE THE U.S.

Data Privacy Provisions

(a)    Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of common stock or directorships held in the Company, details of all RSUs granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. You consent to the processing of your Data for this purpose.

(b)    Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Services, Inc. and certain of its affiliated companies (“E*TRADE”), an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan, and you consent to the transfer of Data to E*TRADE. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. You may be asked to agree on separate terms and data processing practices with E*TRADE, with such agreement being a condition to the ability to participate in the Plan.

(c)    Transfer Agent and Registrar of Shares of Common Stock. The Company transfers Data to Computershare Inc. and its affiliated company, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare”) as its sole transfer agent, registrar for all shares of common stock, administrator of plans, and as processor of all payments received or made by or on behalf of Company, and you consent to the transfer of Data to Computershare. The Company may select a different transfer agent and registrar for all shares of common stock and share Data with such other providers serving in a similar manner. You may be asked to agree on separate terms and data processing practices with Computershare, with such agreement being a condition to the ability to participate in the Plan.

(d)    Other Recipients. The Company may further transfer Data to other third-party service providers, if necessary to ensure compliance with applicable tax, exchange control, securities and labor law, or to other sub-processors that may assist the Company with the processing of the Data. Third-party service providers may include the Company’s outside legal counsel, the Company’s payroll provider (currently ADP) as well as the Company’s auditor (currently KPMG).

(e)    International Data Transfers. The Company, E*TRADE, Computershare, as well as the other recipients mentioned in subsection (d) above are or may be based in the U.S. Your country or jurisdiction may have different data privacy laws and protections than the U.S. You consent to the transfer of Data to the U.S.-based recipients named above.

(f)    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor laws.

(g)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a voluntary basis. You understand that you may request to stop the transfer and processing of your Data for purposes of your participation in the Plan and that your compensation from or employment relationship with the Employer will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow you to participate in the Plan. You understand that your Data will still be processed in relation to your employment and for record-keeping purposes.

(h)    Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact you local human resources representative.

(i)    Additional Consents. Upon request of the Company or the Employer, you agree to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

AUSTRALIA

Terms and Conditions

[Australia Offer Document. The RSUs are intended to comply with the provisions of the Corporations Act 2001, Australia Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Offer Document for the offer of RSUs to Australian resident employees.]

Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).

Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved with the transfer, you will be required to file the report.

AUSTRIA

Notifications

Exchange Control Information. Austrian residents who hold shares of Company common stock obtained through the Plan outside Austria may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

In addition, when the shares of Company common stock are sold, Austrian residents may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

BELGIUM

Terms and Conditions

Brokerage Account Tax. A brokerage account tax may apply if the average annual value of the securities you hold (e.g., shares of Company common stock acquired under the Plan) in a brokerage or other securities account exceeds certain threshholds.

CANADA

Terms and Conditions

Form of Delivery. Notwithstanding any discretion in the Plan or this RSU Agreement, any RSUs that vest will be paid to you in whole shares. For the avoidance of doubt, under no circumstances will RSUs be settled in cash.

Termination Date. The following provision replaces the second paragraph of the “Forfeiture” section of the RSU Agreement:

For purposes of the RSUs, your Service will be considered terminated as of the date that is the earliest of: (a) the date you receive notice of termination of your Service, (b) the date your Service is terminated, or (c) the date the you are no longer actively providing services to the Company, its Parent or any Subsidiary or Affiliate, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Unless otherwise expressly provided in the Plan or determined by the Company, your right to vest in the RSUs under the Plan, if any, will terminate as of such date. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of this award (including whether you may still be considered to be providing services while on a leave of absence).

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that this RSU Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

La Langue. Les parties reconnaissent avoir expressément souhaité que la convention «RSU Agreement», ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements the Data Privacy Provisions above:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. You further authorize the Company, the Employer and any Parent, Subsidiary or Affiliate and the Administrator to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in your employee file.

Notifications

Securities Law Information. You understand that you are not permitted to sell or otherwise dispose of the shares of Company common stock acquired under the Plan in Canada. You will only be permitted to sell or dispose of any shares of Company common stock if such sale or disposal takes place outside of Canada through the facilities of the exchange on which the shares of Company common stock are then listed.

FRANCE

Terms and Conditions

Consent to Receive Information in English. By accepting the RSUs, you confirm having read and understood the documents related to the RSUs (the Plan and the RSU Agreement) which were provided in the English language. You accept the terms of these documents accordingly.

Consentement Relatif à l’Utilisation de l’Anglais. En acceptant l’attribution («RSUs»), vouz confirmez avoir lu et compris les documents relatifs à les RSUs (le Plan et le Contrat d’Attribution) qui ont été remis en anglais. Vous acceptez les termes de ces documents en connaissance de cause.

Tax Treatment. The RSUs are intended to constitute awards that qualify for the special tax and social security treatment in France applicable to RSUs granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (“French-Qualified RSUs”). As such, they will be governed by the provisions in this RSU Agreement, including the following provisions applicable to French-Qualified RSUs, the French Restricted Stock Unit Sub-Plan (“French Sub-Plan”) and the Plan.

Certain events may affect the status of the RSUs as French-Qualified RSUs, and the French-Qualified RSUs or the underlying shares of Company common stock may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-Qualified RSUs or of the underlying shares of Company common stock.

Capitalized terms not defined in the following provisions, in the RSU Agreement or the Plan shall have the meanings ascribed to them in the French Sub-Plan.

Minimum Vesting Period

French-Qualified RSUs will vest according to the vesting schedule set forth in the Grant Notice, provided, however, that under no circumstances will the French-Qualified RSUs vest prior to the expiration of such period as is required to comply with the minimum vesting period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code and/or the relevant sections of the French Social Security Code, as amended, except in the case of your death. The minimum vesting period is currently one year from the Date of Grant.

Restriction on Disposition of Shares

You may not sell or transfer the shares of Company common stock you acquire upon the vesting of the French-Qualified RSUs until such time as is required to comply with the minimum holding period applicable to shares of Company common stock underlying French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code and/or the relevant sections of the French Social Security Code, as amended, except in the case of your death or Disability (as defined in the French Sub-Plan). The minimum holding period is currently two years from the Date of Grant.

Furthermore, the shares of Company common stock underlying French-Qualified RSUs cannot be sold during a Closed Period, to the extent applicable under French law.

Except in the case of your termination of continuous Service due to death or Disability (as defined in the French Sub-Plan), the minimum holding period restriction will continue to apply even if you are no longer in continuous Service with the Company or an Affiliate.

Holding Periods for Managing Corporate Officers

If on the Date of Grant, you qualify as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Company or an Affiliate, you may not sell 20% of the shares of Company common stock acquired upon vesting of the French-Qualified RSUs until the termination of such official capacity, as long as this restriction is applicable to French-Qualified RSUs.

Termination of Service Due to Death

In the event of your death, the applicable vesting requirements will be considered met in full and your heirs may request the issuance of the shares of Company common stock subject to the RSUs within six months from the date of your death, provided, however, that the shares of Company common stock will be issued only if and when an IPO or Change in Control has occurred. If your heirs do not request the Shares within six months from the date of your death, the RSUs will be forfeited.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank) on a monthly basis. In case of payments in connection with securities (including proceeds realized upon the sale of shares of Company common stock), the report must be made by the 5th day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You are responsible for obtaining the appropriate form from the bank and complying with the applicable reporting obligations.

HONG KONG

Terms and Conditions

Restriction on Sale of Shares. In the event that shares of Company common stock are issued to you or your estate or heirs within six months of the Date of Grant, such shares may not be sold prior to the six-month anniversary of the Date of Grant.

Form of Delivery. Notwithstanding any discretion in the Plan or this RSU Agreement, any RSUs that vest will be paid to you in whole shares. For the avoidance of doubt, under no circumstances will RSUs be settled in cash.

Notifications

Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the grant. If you have any questions regarding the contents of the RSU Agreement or the Plan, you should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of shares upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and is available only to eligible employees and other service providers of the Company, its Parent, Subsidiaries or Affiliates. This RSU Agreement, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii), are intended only for the personal use of each eligible employee or other service provider of the Company, its Parent, Subsidiaries or Affiliates and may not be distributed to any other person.

INDIA

Notifications

Exchange Control Information. Indian residents are required to repatriate any cash dividends paid on shares of Company common stock acquired under the Plan within 180 days and any proceeds from the sale of such shares of Company common stock to India within 90 days of receipt, or within such other period of time as may be required under applicable regulations and to convert the proceeds into local currency. Such residents will receive a foreign inward remittance certificate (“FIRC”) from the bank where the foreign currency is deposited and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. You acknowledge that it is your responsibility to comply with applicable exchange control laws in India.

JAPAN

Notifications

Exchange Control Information. Japanese residents acquiring shares of Company common stock valued at more than ¥100,000,000 in a single transaction must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of shares.

MALAYSIA

Terms and Conditions

Data Privacy. The following provision replaces the Data Privacy Provisions above:

You hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Company, its Parent, any Subsidiary, or Affiliate, or any third parties authorized by the same in assisting in the implementation, administration and management of your participation in the Plan.

You may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, the fact and conditions of your participation in the Plan, details of all RSUs or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You also authorize any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired under the Plan are deposited (the “Designated

Anda dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanjian Langganan dan apa-apa bahan geran Pelan oleh dan antara Majikan, Syarikat dan mana-mana Syarikat Induk atau Anak Syarikat ataupun mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan anda dalam Pelan.

Sebelum ini, anda mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa Saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan anda dalam Pelan, butir-butir semua opsyen atau apa-apa hak lain untuk Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah anda (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.

Anda juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengan syer-syer yang diperolehi di bawah Pelan

Broker”). You acknowledge that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country, which may not give the same level of protection to Data. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant future RSUs or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect	(“Broker yang Ditetapkan”). Anda mengakui bahawa penerima-penerima ini mungkin berada di negara anda atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara anda, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Anda faham bahawa anda boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan anda. Anda memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda faham bahawa anda boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan dan kerjaya anda dengan Majikan tidak akan terjejas; terdapat hanya satu akibat buruk jika anda tidak bersetuju atau menarik balik persetujuan anda iaitu bahawa Syarikat tidak akan dapat memberikan opsyen pada masa depan atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda faham bahawa keengganan atau penarikan balik persetujuan

your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.	anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda fahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.

Notifications

Director Notification Information. If you are a director of a Parent, Subsidiary or Affiliate in Malaysia, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Parent, Subsidiary, or Affiliate in writing when you receive an interest (e.g., shares of Company common stock) in the Company or any related companies. In addition, you must notify the Malaysian Parent, Subsidiary, or Affiliate when you sell shares of the Company or any related company (including when you sell shares of Company common stock acquired under the Plan). These notifications must be made within 14 calendar days of acquiring or disposing of any interest in the Company or any related company.

NETHERLANDS

Notifications

Securities Law Information.

RUSSIA

Terms and Conditions

U.S. Transaction. You understand that the acceptance of the RSUs results in an agreement between you and the Company that is completed in the U.S. and that this RSU Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

Notifications

Securities Law Information. You acknowledge that the RSUs, this RSU Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The shares of Company common stock acquired pursuant to the Plan have not and will not be registered in Russia and therefore, neither the RSUs nor the shares of Company common stock may be offered or publicly circulated in Russia. You acknowledge that you may hold shares of Company common stock acquired under the Plan in an account with a designated broker in the U.S. However, in no event will shares of Company common stock issued to you under the Plan be delivered to you in Russia. Further, you are not permitted to sell shares of Company common stock directly to other Russian individuals.

Anti-Corruption Notification. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, you should inform the Company if you are covered by these laws.

Labor Law Information. If you continue to hold shares of Company common stock acquired under the Plan after an involuntary termination of Service, you will not be eligible to receive unemployment benefits in Russia.

SINGAPORE

Terms and Conditions

Sale Restriction. You agree that any shares of Company common stock acquired under the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

Notifications

Securities Law Information. The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Company common stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement. The Chief Executive Officer (“CEO”) and the directors of a Singapore Parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. The CEO and directors must notify the Singapore Parent, Subsidiary or Affiliate in writing of an interest (e.g., RSUs, shares, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon purchase of shares of Company common stock or when shares of Company common stock acquired under the Plan are subsequently sold), or (iii) becoming the CEO/a director.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. This award is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland. Neither the RSU Agreement nor any other materials relating to the Plan constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither the RSU Agreement nor any other materials relating to the Plan may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Plan have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Terms and Conditions

Form of Delivery. Notwithstanding any discretion in the Plan or this RSU Agreement, any RSUs that vest will be paid to you in whole shares. For the avoidance of doubt, under no circumstances will RSUs be settled in cash.

Responsibility for Taxes. The following section supplements the “Withholding Taxes” section of the RSU Agreement:

Without limitation to the “Withholding Taxes” section of the RSU Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company or the Employer for the amount of any Tax-Related Items not collected from or paid by you if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid by you within 90 days of the end of the U.K. tax year in which an event giving rise to the taxable event occurs, may constitute an additional benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in the “Withholding Taxes” section of the RSU Agreement.

Joint Election. As a condition of participation in the Plan, you agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items related to your participation in the Plan (the “Employer NICs”). Without prejudice to the foregoing, you agree to execute a joint election with the Company or the Employer, the form of such joint election having been approved formally by HMRC (the “Joint Election”), and any other required consent or election to accomplish the transfer of Employer NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company or the Employer. You further agree that the Company or the Employer may collect the Employer NICs from you by any of the means set forth in the “Withholding Taxes” section of the RSU Agreement.

If you do not enter into a Joint Election, or if approval of the Joint Election has been withdrawn by HMRC, the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any shares of Company common stock to you under the Plan.

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY CLASS 1

NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

This Election is between:

A.

The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the Anaplan, Inc. 2018 Equity Incentive Plan (the “Plan”), and

B.	Anaplan, Inc., with its registered office at 50 Hawthorne St, San Francisco, CA 94105 (the “Company”), which may grant RSUs under the Plan and is entering into this Election on behalf of the Employer.

1.	INTRODUCTION

1.1	This Election relates to all RSUs granted to the Employee under the Plan up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)	“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“Relevant Employment Income” from RSUs on which Employer’s National Insurance Contributions becomes due is defined as:

(i)	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)	an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)	any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)	the acquisition of securities pursuant to the RSUs (within the meaning of section 477(3)(a) of ITEPA);

(B)	the assignment (if applicable) or release of the RSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA); and

(C)	the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

(d)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

1.6

Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the RSU Agreement. This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies.

2.	THE ELECTION

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing this Election (including by electronic signature process) or by accepting the RSUs (including by electronic signature process if made available by the Company), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	PAYMENT OF THE EMPLOYER’S LIABILITY

3.1

The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)

by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to Her Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or

(iv)

where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the RSUs, such amount to be paid in sufficient time to enable the Company and/or the Employer to make payment to HMRC by the due date; and/or

(v)	by any other means specified in the applicable RSU Agreement entered into between the Employee and the Company.

3.2

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the RSUs until full payment of the Employer’s Liability is received.

3.3

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.	DURATION OF ELECTION

4.1

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	This Election will continue in effect until the earliest of the following:

(i)	the date on which the Employee and the Company agree in writing that it should cease to have effect;

(ii)	the date on which the Company serves written notice on the Employee terminating its effect;

(iii)	the date on which HMRC withdraws approval of this Election; or

(iv)

the date on which, after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, the Election ceases to have effect in accordance with its own terms.

4.3	This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

[Electronic Acceptance/Signature page follows]

Acceptance by the Employee

The Employee acknowledges that, by signing this Election (including by electronic signature process) or by accepting the RSUs (including by electronic signature process if made available by the Company), the Employee agrees to be bound by the terms of this Election.

/ /

Signature (Employee)	Date

Acceptance by the Company

The Company acknowledges that, by signing this Election (including by electronic signature process) or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

Position

Date

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Election may apply:

Anaplan Limited

Registered Office:	One Glass Wharf Bristol, BS2 0ZX United Kingdom

Company Registration Number:	06453096

Corporation Tax Reference:	15273/19471

PAYE Reference:	585/ZA25746

2

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

GLOBAL NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase shares of the common stock of Anaplan, Inc. (the “Company”):

Name of Optionee:	«Name»

Total Number of Shares:	«TotalShares»

Type of Option:

«ISO» Incentive Stock Option (ISO)
(U.S. taxpayers only)

«NSO» Nonstatutory Stock Option (NSO)

Exercise Price per Share:	«PricePerShare»

Date of Grant:	«DateGrant»

Vesting Commencement Date:	«VestingCommencementDate»

Vesting Schedule:	This option vests and becomes exercisable with respect to 1/4th of the shares subject to this option when you complete twelve months of continuous service as an Employee or Consultant (“Service”) after the Vesting Commencement Date and 1/48th of the shares subject to this option when you complete each month of Service after the Vesting Commencement Date. In addition, this option may become vested and exercisable on an accelerated basis, as provided in the Global Stock Option Agreement.

Expiration Date:	«ExpDate». This option expires earlier if your Service terminates earlier, as described in the Global Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 9 of the Plan.

You and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Global Stock Option Agreement, including any special terms and conditions for your country included in the appendix attached thereto (the “Appendix” and, together with the Global Stock Option Agreement, the “Agreement”), all of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan and the Agreement.

The Company may, in its sole discretion, decide to deliver any documents related to options awarded under the Plan, future options that may be awarded under the Plan and all other documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including by posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

In addition, by indicating acceptance of this award through the Company’s online acceptance procedure, you acknowledge that: (a) you have received, and understand and agree to the terms of, this Global Notice of Stock Option Grant (this “Grant Notice”), the Agreement, and the Plan (including any exhibits to each document), (b) you accept this award on the terms and conditions set forth in this Grant Notice, the Agreement and the Plan (including any exhibits to each document), and (c) this Grant Notice, the Agreement and the Plan (including any exhibits to each document) set forth the entire understanding between you and the Company regarding the rights to acquire the shares subject to this award and supersede all prior oral and written agreements with respect thereto.

2

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AGREEMENT

Grant of Option

Subject to all of the terms and conditions set forth in the Global Notice of Stock Option Grant (the “Grant Notice”), this Global Stock Option Agreement, including any special terms and conditions for your country included in the appendix attached hereto (the “Appendix” and, together with the Global Stock Option Agreement, this “Agreement”) and the Plan, the Company has granted you an option to purchase up to the total number of shares specified in the Grant Notice at the exercise price indicated in the Grant Notice.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

Tax Treatment	This option is intended to be an incentive stock option under Section 422 of the Code (for U.S. taxpayers only) or a nonstatutory stock option, as provided in the Grant Notice. However, even if this option is designated as an incentive stock option in the Grant Notice, it shall be deemed to be a nonstatutory stock option to the extent it does not qualify as an incentive stock option under U.S. federal tax law, including under the $100,000 annual limitation under Section 422(d) of the Code.

Vesting

This option vests and becomes exercisable in accordance with the vesting schedule set forth in the Grant Notice. In addition, this option shall vest and become exercisable in full if the Company is subject to certain corporate transactions before your Service terminates and this option is not continued, assumed or substituted with a new award as set forth in Article 9.3 of the Plan.

Notwithstanding the foregoing, if you are, or become, eligible for more favorable vesting acceleration provisions pursuant to a written agreement with the Company (an “Outside Agreement”), the more favorable terms in such Outside Agreement shall apply instead of the acceleration terms in this Agreement.

No additional shares will vest or become exercisable after your Service has terminated for any reason, except as set forth in this Agreement or such Outside Agreement, to the extent you are eligible for benefits thereunder.

Term of Option	This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Grant Notice. (This option will expire earlier if your Service terminates earlier, as described below, and this option may be terminated earlier as provided in Article 9 of the Plan.)

Termination of Service

If your Service terminates for any reason, this option will expire to the extent it is unvested as of your termination date and does not vest as a result of your termination of Service. The Company determines when your Service terminates for all purposes of this option.

If your Service terminates for any reason, except due to your death or Disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date three months after your termination date.

For purposes of this option, your Service will be considered terminated as of the date you are no longer providing active services to the Company, its Parent or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or service agreement, if any) and will not be extended by any notice period (e.g., your period of Service will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or service agreement, if any). Unless otherwise expressly provided in the Plan or determined by the Company, (i) your right to vest in this option, if any, will terminate as of such date, and (ii) the period (if any) during which you may exercise this option after your Service terminates will commence on such date. The Administrator shall have exclusive discretion to determine when your Service terminates for purposes of this option (including when you are no longer considered to be providing Service while on leave of absence).

Death	If your Service terminates because of your death, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date twelve months after the date of your death.

Disability

If your Service terminates because of your Disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date 6 months after your termination date.

For all purposes under this Agreement, “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time Work	For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company, its Parent or one of its

Subsidiaries or Affiliates in writing or as long as your right to re-employment is guaranteed by contract or applicable law (“Approved Leave”). However, your Service terminates when the Approved Leave ends, unless you immediately return to active work.

If you go on an unpaid leave of absence that lasts more than 30 days, then, to the extent permitted by applicable law, the vesting schedule specified in the Grant Notice will be suspended on the 31st day of such unpaid leave, and this option will not vest or become exercisable with respect to any additional shares during the remainder of such leave. Vesting will resume when you return to active Service. If you go on a paid leave of absence, the vesting schedule specified in the Grant Notice may be adjusted and/or suspended by the Company, to the extent permitted by applicable law.

If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule, to the extent permitted by applicable law.

Restrictions on Exercise / Compliance with Law	Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Company’s shares, the Company shall not be required to permit the exercise of this option and/or delivery of Company shares prior to the completion of any registration or qualification of the shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Company’s shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend this Agreement without your consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form or, if the Company has designated a third party to administer the Plan, you must notify such third party in the manner such third party requires. Your notice must specify how many shares you wish to purchase. The notice will be effective when the Company receives it.

However, if you wish to exercise this option by executing a same-day sale (as described below), you must follow the instructions of the Company and the broker who will execute the sale.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

You may only exercise your option for whole shares.

Form of Payment

When you submit your Notice of Exercise, you must make arrangements for the payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•   By delivering to the Company a personal check, a cashier’s check or a money order, or arranging for a wire transfer.

•   By giving to a securities broker approved by the Company irrevocable directions to sell all or part of your option shares and to deliver to the Company, from the sale proceeds, an amount sufficient to pay the option exercise price and any withholding obligations for Tax-Related Items (as defined below). (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given in accordance with the instructions of the Company and the broker. This exercise method is sometimes called a “same-day sale.”

Responsibility for Taxes

Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”), it is the Company’s best estimate, and you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company and/or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this option, including, but not limited to, the grant, vesting or exercise of this option, the issuance of shares upon exercise of this option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of this option or any aspect of this option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer to satisfy any withholding obligations with regard to Tax-Related Items by one or a combination of the following: (a) withholding shares of Company common stock that otherwise would be issued to you when you exercise this option, (b) surrendering shares that you previously acquired (only for U.S. taxpayers), (c) withholding from proceeds of the sale of shares acquired upon the exercise of this option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent), (d) withholding from your wages or other compensation payable to you by the Company and/or the Employer, or (e) any other method determined by the Company to be in compliance with applicable laws.

The Company may withhold or account for Tax-Related Items by considering the statutory withholding amount or other withholding rates, including maximum rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares. If the obligation of Tax-Related Items is satisfied by withholding in shares, for tax purposes, you will be deemed to have been issued the full number of shares subject to the exercised portion of this option, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to permit your exercise of this option or to issue and deliver the shares or proceeds from the sale of shares of Company stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

Restrictions on Resale	You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify. You further agree to comply with the Company’s Insider Trading Compliance Policy when selling shares of the Company’s common stock.

Transfer of Option	Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or by means of a written beneficiary designation,(if authorized by the Company and to the extent such designation is valid under applicable laws), which must be filed with the Company on the proper form; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or representative of the estate were you.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Nature of Grant	In accepting this option, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and the Company may amend, modify, suspend or terminate the Plan at any time, to the extent permitted by the Plan; (b) the grant of this option is exceptional, voluntary and occasional, and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company; (d) neither this option nor this Agreement alters the at-will nature of your Service relationship if you are a U.S. employee, or alters the right of the Employer to terminate your Service relationship at any time pursuant to applicable laws if are an employee outside the U.S.; (e) neither this option nor this Agreement gives you the right to remain retained by the Company, its Parent, or any Subsidiary or Affiliate in any capacity; (f) if you are not providing services to the Company, this option grant does not establish an employment or other service relationship with the Company; (g) you are voluntarily participating in the Plan; (h) this option and the shares of Company common stock subject to this option, and the income from and value of same, are not intended to replace any pension rights or compensation; (i) this option and the shares of Company common stock subject to this option, and the income from and value of same, are not part of normal or expected compensation for purposes of, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (j) the future value of the shares of Company common stock subject to this option is unknown, indeterminable, and cannot be predicted with certainty; (k) if the shares of Company common stock subject to this option do not increase in value, this option will have no value; (l) if you exercise this option and acquire shares of Company common stock, the value of such shares may increase or decrease in value, even below the exercise price; (m) no claim or entitlement to compensation or damages shall arise from forfeiture of this option resulting from the termination of your Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where you are employed or otherwise rendering service or the terms of your employment or service agreement, if any); (n) unless otherwise agreed with the Company, this option and any shares of Company common stock acquired upon exercise of this option, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of any Parent, Subsidiary or Affiliate; (o) unless otherwise provided in the Plan or by the Company in its discretion, this option and the benefits evidenced by this Agreement do not create any entitlement to have this option transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Company common stock; and (o) the following provisions shall be applicable only to employees outside the U.S.: (i) this option and the shares of Company common stock subject to this option, and the income from and value of same, are not part of normal or expected compensation for any purpose; and (ii) neither the Company, the Employer, nor any other Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of this option or of any amounts due to you pursuant to the exercise of this option or the subsequent sale of shares of Company common stock acquired upon exercise of this option.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company, paying the exercise price, and satisfying any applicable withholding obligations for Tax-Related Items. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Recoupment Policy	This option, and the shares acquired upon exercise of this option, shall be subject to any Company recoupment or clawback policy in effect from time to time.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company common stock, the number of shares covered by this option and the exercise price per share will be adjusted pursuant to the Plan.

Effect of Significant Corporate Transactions	If the Company is a party to a merger, consolidation, or certain change in control transactions, then this option will be subject to the applicable provisions of Article 9 of the Plan; provided that no modification or substitution of this option shall, without your consent, impair your rights or increase your obligations under such option.

Appendix	Notwithstanding any provisions in this Global Stock Option Agreement, this option shall be subject to any special terms and conditions in your country set forth in the Appendix attached hereto. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

No Advice Regarding Grant	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or the acquisition or sale of shares of Company common stock.

You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Insider Trading/Market Abuse Laws	You understand that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States, your country and the broker’s country, which may affect your ability, directly or indirectly, to purchase or sell, or attempt to sell or otherwise dispose of shares, rights to shares (options), or rights linked to the value of shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations prohibit the cancellation or amendment of orders you placed before possessing the inside information. Furthermore, you understand that you may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to restrictions that may apply to you under the Company’s Insider Trading Compliance Policy. It is your responsibility to comply with the Company’s Insider Trading Compliance Policy and any applicable legal or regulatory trading restrictions. You should consult with your personal legal advisor on this matter.

Foreign Asset/Account Reporting Requirements	If you reside in a country outside the U.S., there may be certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares or cash received from participating in the Plan (including from any dividends paid on shares of Company common stock) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country within a certain time after receipt. It is your responsibility to comply with such regulations and you should speak to your personal legal advisor on this matter.

Language	You acknowledge that you are sufficiently proficient in English or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other document(s) related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in the Plan and on any shares of Company common stock acquired under the Plan, if the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Governing Law; Venue	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Severability	The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

Waiver	You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by your or any other Optionee.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement any Outside Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

BY ACCEPTING THIS OPTION GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT AND IN THE PLAN.

APPENDIX

TO THE

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AGREEMENT

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Global Notice of Stock Option Grant and Global Stock Option Agreement (collectively, the “Option Agreement”).

Terms and Conditions

This Appendix includes special terms and conditions that govern this option if you reside and/or work in one of the countries listed herein. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after receiving the grant of this option, or you are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to you.

Notifications

This Appendix also includes information regarding taxes and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of September 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time you vest in or exercise this option or sell shares of Company common stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your personal situation.

If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the grant of this option, or you are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you in the same manner.

ALL COUNTRIES OUTSIDE THE U.S.

Data Privacy Provisions

(a)    Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of common stock or directorships held in the Company, details of all options granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. You consent to the processing of your Data for this purpose.

(b)    Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Services, Inc. and certain of its affiliated companies (“E*TRADE”), an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan, and you consent to the transfer of Data to E*TRADE. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. You may be asked to agree on separate terms and data processing practices with E*TRADE, with such agreement being a condition to the ability to participate in the Plan.

(c)    Transfer Agent and Registrar of Shares of Common Stock. The Company transfers Data to Computershare Inc. and its affiliated company, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare”) as its sole transfer agent, registrar for all shares of common stock, administrator of plans, and as processor of all payments received or made by or on behalf of Company, and you consent to the transfer of Data to Computershare. The Company may select a different transfer agent and registrar for all shares of common stock and share Data with such other providers serving in a similar manner. You may be asked to agree on separate terms and data processing practices with Computershare, with such agreement being a condition to the ability to participate in the Plan.

(d)    Other Recipients. The Company may further transfer Data to other third-party service providers, if necessary to ensure compliance with applicable tax, exchange control, securities and labor law, or to other sub-processors that may assist the Company with the processing of the Data. Third-party service providers may include the Company’s outside legal counsel, the Company’s payroll provider (currently ADP) as well as the Company’s auditor (currently KPMG).

(e)    International Data Transfers. The Company, E*TRADE, Computershare, as well as the other recipients mentioned in subsection (d) above are or may be based in the U.S. Your country or jurisdiction may have different data privacy laws and protections than the U.S. You consent to the transfer of Data to the U.S.-based recipients named above.

(f)    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor laws.

(g)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a voluntary basis. You understand that you may request to stop the transfer and processing of your Data for purposes of your participation in the Plan and that your compensation from or employment relationship with the Employer will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow you to participate in the Plan. You understand that your Data will still be processed in relation to your employment and for record-keeping purposes.

(h)    Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact you local human resources representative.

(i)    Additional Consents. Upon request of the Company or the Employer, you agree to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

AUSTRALIA

Notifications

Securities Law Information. You acknowledge and agree that if you acquire shares of Company common stock under the Plan and subsequently offer such shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).

Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved with the transfer, you will be required to file the report.

AUSTRIA

Notifications

Exchange Control Information. Austrian residents who hold shares of Company common stock obtained through the Plan outside Austria may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

In addition, when the shares of Company common stock are sold, Austrian residents may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

BELGIUM

Terms and Conditions

Acceptance of Option. The timing of taxation of this option depends on whether it is accepted (i) within 60 days of the offer (for tax at offer) or (ii) more than 60 days after the offer (for tax at exercise). You should consult your personal tax advisor with respect to this option before taking any action.

CANADA

Terms and Conditions

Form of Payment. Notwithstanding any provision in the Plan or this Agreement, you may not pay the exercise price by surrendering shares of Company common stock that you already own, by attesting to the ownership of shares of Company common stock or by way of a net exercise.

Termination Date. The following provision replaces the third paragraph of the “Termination of Service” section of the Option Agreement:

For purposes of this option, your Service will be considered terminated as of the date that is the earliest of: (a) the date you receive notice of termination of your Service, (b) the date your Service is terminated, or (c) the date the you are no longer actively providing services to the Company, its Parent or any Subsidiary or Affiliate, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Unless otherwise expressly provided in the Plan or determined by the Company, (i) your right to vest in this option under the Plan, if any, will terminate as of such date; and (ii) the period (if any) during which you may exercise this option after termination of Service will commence on such date. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of this option (including whether you may still be considered to be providing services while on a leave of absence).

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

La Langue. Les parties reconnaissent avoir expressément souhaité que la convention «Agreement», ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements the Data Privacy Provision above:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. You further authorize the Company, the Employer and any Parent, Subsidiary or Affiliate and the Administrator to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in your employee file.

Notifications

Securities Law Information. You understand that you are not permitted to sell or otherwise dispose of the shares of Company common stock acquired under the Plan in Canada. You will only be permitted to sell or dispose of any shares of Company common stock if such sale or disposal takes place outside of Canada through the facilities of the exchange on which the shares of Company common stock are then listed.

FRANCE

Terms and Conditions

Consent to Receive Information in English. By accepting this option, you confirm having read and understood the documents related to this option (the Plan and this Agreement) which were provided in the English language. You accept the terms of these documents accordingly.

Consentement Relatif à l’Utilisation de l’Anglais. En acceptant l’option (« option »), vouz confirmez avoir lu et compris les documents relatifs à l’option (le Plan («Anaplan, Inc. 2018 Equity Incentive Plan ») et le Contrat d’Attribution) qui ont été remis en anglais. Vouz acceptez les termes de ces documents en connaissance de cause.

Notifications

Options Not French-Qualified. You understand and agree that this option is not intended to qualify for special tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank) on a monthly basis. In case of payments in connection with securities (including proceeds realized upon the sale of shares of Company common stock), the report must be made by the 5th day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You are responsible for obtaining the appropriate form from the bank and complying with the applicable reporting obligations.

HONG KONG

Terms and Conditions

Restriction on Sale of Shares. In the event that shares of Company common stock are issued to you or your estate or heirs within six months of the Date of Grant, such shares of Company common stock may not be sold prior to the six-month anniversary of the Date of Grant.

Notifications

Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the grant. If you have any questions regarding the contents of the Agreement or the Plan, you should obtain independent professional advice. Neither the grant of this option nor the issuance of shares upon exercise of this option constitutes a public offering of securities under Hong Kong law and is available only to eligible employees and other service providers of the Company, its Parent, Subsidiaries or Affiliates. This Agreement, the Plan and other incidental communication materials distributed in connection with this option (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii), are intended only for the personal use of each eligible employee or other service provider of the Company, its Parent, Subsidiaries or Affiliates and may not be distributed to any other person.

INDIA

Terms and Conditions

Form of Payment. Due to legal restrictions in India, notwithstanding any provision in the Plan or the Option Agreement, you may pay the exercise price solely by (i) delivering to the Company a personal check, a cashier’s check or a money order, or arranging for a wire transfer;

or (ii) means of a cashless “sell all” method of exercise through a designated broker, such that all shares of Company common stock subject to this option will be sold immediately upon exercise and the sale proceeds, less the exercise price, any Tax-Related Items and broker’s fees or commissions will be remitted to you in accordance with your instructions to the designated broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.

Notifications

Exchange Control Information. Indian residents are required to repatriate any cash dividends paid on shares of Company common stock acquired under the Plan within 180 days and any proceeds from the sale of such shares of Company common stock to India within 90 days of receipt, or within such other period of time as may be required under applicable regulations and to convert the proceeds into local currency. Such residents will receive a foreign inward remittance certificate (“FIRC”) from the bank where the foreign currency is deposited and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. You acknowledge that it is your responsibility to comply with applicable exchange control laws in India.

JAPAN

Notifications

Exchange Control Information. Japanese residents acquiring shares of Company common stock valued at more than ¥100,000,000 in a single transaction must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the exercise of this option. In addition, Japanese residents paying more than ¥30,000,000 in a single transaction for the shares of Company common stock at exercise of this option must file a Payment Report with the MOF through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

A Payment Report is required independently of a Securities Acquisition Report. Consequently, if the total amount that a Japanese resident pays on a one-time basis at exercise of this option exceeds ¥100,000,000, such resident must file both a Payment Report and a Securities Acquisition Report.

MALAYSIA

Terms and Conditions

Data Privacy. The following provision replaces the Data Privacy Provisions above:

You hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of your	Anda dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau

personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Company, its Parent, any Subsidiary or Affiliate, or any third parties authorized by the same in assisting in the implementation, administration and management of your participation in the Plan.	lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanjian Langganan dan apa-apa bahan geran Pelan oleh dan antara Majikan, Syarikat dan mana-mana Syarikat Induk atau Anak Syarikat ataupun mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan anda dalam Pelan.

You may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, the fact and conditions of your participation in the Plan, details of all options or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.	Sebelum ini, anda mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa Saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan anda dalam Pelan, butir-butir semua opsyen atau apa-apa hak lain untuk Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah anda (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.

You also authorize any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired under the Plan are deposited (the “Designated Broker”). You acknowledge that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country, which may not give the same level of protection to Data. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative.	Anda juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengan syer-syer yang diperolehi di bawah Pelan (“Broker yang Ditetapkan”). Anda mengakui bahawa penerima-penerima ini mungkin berada di negara anda atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara anda, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Anda faham bahawa anda boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan anda. Anda

You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant future options or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.	memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda faham bahawa anda boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan dan kerjaya anda dengan Majikan tidak akan terjejas; terdapat hanya satu akibat buruk jika anda tidak bersetuju atau menarik balik persetujuan anda iaitu bahawa Syarikat tidak akan dapat memberikan opsyen pada masa depan atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda faham bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda fahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.

Notifications

Director Notification Information. If you are a director of a Parent, Subsidiary or Affiliate in Malaysia, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Parent, Subsidiary or Affiliate in writing when you receive an interest (e.g., shares of Company common stock) in the Company or any related companies. In addition, you must notify the Malaysian Parent, Subsidiary or Affiliate when you sell shares of the Company or any related company (including when you sell shares of Company common stock acquired under the Plan). These notifications must be made within 14 calendar days of acquiring or disposing of any interest in the Company or any related company.

NETHERLANDS

Notifications

Securities Law Information.

RUSSIA

Terms and Conditions

U.S. Transaction. You understand that the acceptance of this option results in an agreement between you and the Company that is completed in the U.S. and that this Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

Notifications

Securities Law Information. You acknowledge that this option, this Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The shares of Company common stock acquired pursuant to the Plan have not and will not be registered in Russia and therefore, neither this option nor the shares of Company common stock may be offered or publicly circulated in Russia. You acknowledge that you may hold shares of Company common stock acquired upon exercise of this option in an account with a designated broker in the U.S. However, in no event will shares of Company common stock issued to you under the Plan be delivered to you in Russia. Further, you are not permitted to sell shares of Company common stock directly to other Russian individuals.

Anti-Corruption Notification. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, you should inform the Company if you are covered by these laws.

Labor Law Information. If you continue to hold shares of Company common stock acquired at exercise of this option after an involuntary termination of Service, you will not be eligible to receive unemployment benefits in Russia.

SINGAPORE

Terms and Conditions

Sale Restriction. You agree that any shares of Company common stock acquired under the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

Notifications

Securities Law Information. The grant of this option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Company common stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement. The Chief Executive Officer (“CEO”) and the directors of a Singapore Parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. The CEO and directors must notify the Singapore Parent, Subsidiary or Affiliate in writing of an interest (e.g., options, shares of Company common stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon purchase of shares of Company common stock or when shares of Company common stock acquired under the Plan are subsequently sold), or (iii) becoming the CEO/a director.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. This option is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland. Neither the Agreement nor any other materials relating to the Plan constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither the Agreement nor any other materials relating to the Plan may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Plan have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following section supplements the “Withholding Taxes” section of the Option Agreement:

Without limitation to the “Withholding Taxes” section of the Option Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company or the Employer for the amount of any Tax-Related Items not collected from or paid by you if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid by you within 90 days of the end of the U.K. tax year in which an event giving rise to the taxable event occurs, may constitute an additional benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in the “Withholding Taxes” section of the Option Agreement.

Joint Election. As a condition of participation in the Plan, you agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with this option and any event giving rise to Tax-Related Items related to your participation in the Plan (the “Employer NICs”). Without prejudice to the foregoing, you agree to execute a joint election with the Company or the Employer, the form of such joint election having been approved formally by HMRC (the “Joint Election”), and any other required consent or election to accomplish the transfer of Employer NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company or the Employer. You further agree that the Company or the Employer may collect the Employer NICs from you by any of the means set forth in the “Withholding Taxes” section of the Option Agreement.

If you do not enter into a Joint Election, or if approval of the Joint Election has been withdrawn by HMRC, the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any shares of Company common stock to you upon exercise of this option.

ANAPLAN, INC.

2018 EQUITY INCENTIVE PLAN

ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY CLASS 1

NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

This Election is between:

A.

The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options (“Options”) pursuant to the Anaplan, Inc. 2018 Equity Incentive Plan (the “Plan”), and

B.

Anaplan, Inc., with its registered office at 50 Hawthorne St, San Francisco, CA 94105 (the “Company”), which may grant Options under the Plan and is entering into this Election on behalf of the Employer.

1.	INTRODUCTION

1.1	This Election relates to all Options granted to the Employee under the Plan up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)	“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“Relevant Employment Income” from Options on which Employer’s National Insurance Contributions becomes due is defined as:

(i)	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)	an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)	any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)	the acquisition of securities pursuant to the Options (within the meaning of section 477(3)(a) of ITEPA);

(B)	the assignment (if applicable) or release of the Options in return for consideration (within the meaning of section 477(3)(b) of ITEPA); and

(C)	the receipt of a benefit in connection with the Options, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

(d)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

1.6

Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Option Agreement. This Election will have effect in respect of the Options and any awards which replace or replaced the Options following their grant in circumstances where section 483 of ITEPA applies.

2.	THE ELECTION

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing this Election (including by electronic signature process) or by accepting the Options (including by electronic signature process if made available by the Company), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	PAYMENT OF THE EMPLOYER’S LIABILITY

3.1

The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)

by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Options, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to Her Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or

(iv)

where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Option, such amount to be paid in sufficient time to enable the Company and/or the Employer to make payment to HMRC by the due date; and/or

(v)	by any other means specified in the applicable Option Agreement entered into between the Employee and the Company.

3.2

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Option until full payment of the Employer’s Liability is received.

3.3

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.	DURATION OF ELECTION

4.1

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	This Election will continue in effect until the earliest of the following:

(i)	the date on which the Employee and the Company agree in writing that it should cease to have effect;

(ii)	the date on which the Company serves written notice on the Employee terminating its effect;

(iii)	the date on which HMRC withdraws approval of this Election; or

(iv)

the date on which, after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, the Election ceases to have effect in accordance with its own terms.

4.3	This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

[Electronic Acceptance/Signature page follows]

Acceptance by the Employee

The Employee acknowledges that, by signing this Election (including by electronic signature process) or by accepting the Options (including by electronic signature process if made available by the Company), the Employee agrees to be bound by the terms of this Election.

/ /

Signature (Employee)	Date

Acceptance by the Company

The Company acknowledges that, by signing this Election (including by electronic signature process) or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

Position

Date

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Election may apply:

Anaplan Limited

Registered Office:	One Glass Wharf Bristol, BS2 0ZX United Kingdom

Company Registration Number:	06453096

Corporation Tax Reference:	15273/19471

PAYE Reference:	585/ZA25746

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